UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 768-4930

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in March 2010, A.C. Moore Arts & Crafts, Inc. (the “Company”) amended its employment letter with David Abelman, Executive Vice President and Chief Merchandising and Marketing Officer, to provide for a monthly stipend of $5,000, less applicable tax and withholdings, to offset travel and housing expenses. On August 26, 2010, the monthly stipend was eliminated and converted to an increase in Mr. Abelman’s base salary of $5,000 per month. As a result, Mr. Abelman’s annual base salary was increased from $300,000 to $360,000.

On August 26, 2010, the Company appointed David Stern as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. In addition to serving as the Company’s principal financial officer, Mr. Stern will be responsible for information technology, supply chain and inventory management. In connection with this appointment, Mr. Stern’s annual base salary was increased from $275,000 to $330,000.

Also on August 26, 2010, the Company appointed Rodney Schriver as Vice President, Chief Accounting Officer and Controller. In connection with this appointment, Mr. Schriver’s annual base salary was increased from $190,550 to $205,550. The Company and Mr. Schriver previously entered into a letter agreement, dated October 17, 2008, which provides that if the Company terminates his employment without cause, Mr. Schriver will be entitled to receive base salary through the sixth-month anniversary of the termination date.

Mr. Schriver, 53, has served as Vice President and Controller since March 2007. He joined the Company as Controller in July 2004. Prior to joining the Company, Mr. Schriver served as Vice President and Assistant Controller with Charming Shoppes, Inc., a national specialty retailer, from 1989 to 2004. Previously, he was a Senior Auditor with Ernst & Young, an independent registered public accounting firm.

The foregoing summary of the agreement with Mr. Schriver is not intended to be complete, and is qualified in its entirety by reference to the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2010, the Company’s Board of Directors amended and restated the Bylaws to correct typographical errors and to remove the limitation on indemnification, or advancement or reimbursement of expenses for directors and officers so entitled, which limitation would have required that directors and officers obtain payment directly from the Company’s insurance carrier.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws.

10.1	Letter Agreement, dated October 17, 2008, between the Company and Rodney Schriver.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: September 1, 2010

By: /s/ Amy Rhoades
Name: Amy Rhoades
Title: Senior Vice President and General Counsel

Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws.

10.1	Letter Agreement, dated October 17, 2008, between the Company and Rodney Schriver.